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                                                                   EXHIBIT 10.16

                      THIRD AMENDMENT TO LEASE AGREEMENT
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     THIS THIRD AMENDMENT TO LEASE AGREEMENT ("Amendment"), between NORMAN
CHARNEY ("Landlord") and ASD SYSTEMS, INC. ("Tenant"), is executed to be effective as of May 15, 2000.

                                   RECITALS:
                                   --------

     A. Landlord and Tenant have previously entered into that certain Net Commercial Lease Agreement, dated as of November 1, 1982 ("Original Lease"). The Original Lease has been amended by (i) that certain Amendment, dated as of May 1, 1991 ("First Amendment"), and (ii) that certain Amendment, dated as of January 12, 1996 ("Second Amendment"). The Original Lease, amended by the terms of the First Amendment and the Second Amendment, will be referred to as the "Lease" in this Amendment.

     B. Landlord and Tenant now desire to further amend the Lease set forth in this Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Amendment and in the Lease and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Landlord and Tenant hereby agree as follows:

     Defined Terms.  The terms defined in the Lease and delineated by initial
     -------------
capital letters in this Amendment shall have the same meanings ascribed to each in the Lease, except to the extent that the meanings of any such term is specifically modified by the provisions of this Amendment.

     Lease Term.  The term of the Lease is hereby extended until June 30, 2002.
     ----------

     Cancellation Option.  Tenant shall have the right to elect to cancel this
     -------------------
Lease by giving Landlord six (6) months prior written notice of Tenant's decision to exercise that cancellation option. Notwithstanding the foregoing, that cancellation option will not be effective unless and until Tenant has fully performed all obligations of Tenant under the Lease and paid rent accruing under the Lease to Landlord through the cancellation date.

     Effect of Amendment. Except as expressly amended by the provisions of this
     --------------------
Amendment, the terms and provisions contained in the Lease shall continue to govern the rights and obligations of the parties, and all provisions and covenants in the Lease (including, without limitation, the rental rate of $5.00 per square foot [$100,000.00 per year]) shall remain in full force and effect as stated therein, except to the extent specifically modified by the provisions of this Amendment. This Amendment and the Lease shall be construed as one (1) instrument.
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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment to be effective as of the day and year first above written.

                                              LANDLORD:
                                              --------


                                                 /s/ Normam Charney
                                              ----------------------------------
                                              NORMAN CHARNEY



                                              TENANT:
                                              ------

                                              ASD SYSTEMS, INC.


                                              By: /s/ David E. Bowe
                                                 -------------------------------
                                              Name: DAVID E. BOWE
                                                   -----------------------------
                                              Title: Exec. Vice President & CEO
                                                    ----------------------------

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